EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Ray Davis                                                               Ron Farnsworth

President/CEO                                                        EVP/Chief Financial Officer

Umpqua Holdings Corporation                                  Umpqua Holdings Corporation

503-727-4101                                                          503-727-4108

raydavis@umpquabank.com                                     ronfarnsworth@umpquabank.com

UMPQUA HOLDINGS REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

Fourth quarter 2010 net income of $0.07 per diluted share, operating income of $0.08 per diluted share

Full year 2010 net income of $0.15 per diluted share, operating income of $0.12 per diluted share

Non-covered, non-performing assets declined to 1.53% of total assets

Fourth quarter 2010 net charge-offs of $23.7 million, lowest level since the third quarter of 2008

PORTLAND, Ore. – Jan. 27, 2011 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Umpqua Investments Inc. today announced fourth quarter 2010 net earnings available to common shareholders of $8.1 million, or $0.07 per diluted common share, compared to a net loss available to common shareholders of $29.9 million, or $0.34 per diluted common share, for the same period in the prior year. For the full year 2010, the Company reported net earnings available to common shareholders of $16.1 million, or $0.15 per diluted common share, compared to a net loss available to common shareholders of $166.3 million, or $2.36 per diluted common share for the prior year.

Operating income, defined as earnings available to common shareholders before gains or losses on junior subordinated debentures carried at fair value, net of tax, bargain purchase gains on acquisitions, net of tax, merger related expenses, net of tax, and goodwill impairment, was $9.0 million, or $0.08 per diluted common share for the fourth quarter of 2010, compared to an operating loss of $27.7 million, or $0.32 per diluted common share, for the same period in the prior year. For the full year 2010, the Company reported operating income of $13.2 million, or $0.12 per diluted common share, compared to an operating loss of $58.0 million, or $0.82 per diluted common share, for the prior year. Operating income or loss is considered a “non-GAAP” financial measure. More information regarding this measurement and reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Significant financial statement items for the fourth quarter of 2010 include:

  Non-covered, non-performing assets ended the quarter at 1.53% of total assets, the lowest level since the second quarter of 2008;
  Provision for non-covered loan losses of $17.6 million, a 27% decrease, and total net charge-offs of $23.7 million, a 21% decrease, on a sequential quarter basis. Net charge-offs exceeded the provision for non-covered loan losses during the quarter due to improving credit quality of the loan portfolio;
  The allowance for credit losses ended the quarter at 1.82% of non-covered total loans and leases;
  Loss on other real estate owned of $4.9 million, compared to gain of $0.3 million for the third quarter of 2010;

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

  Non-covered loans ended the quarter at $5.66 billion, a decline of $39.3 million, or 0.7%, on a sequential quarter basis;
  Core deposits, which are total deposits less time deposits greater than $100,000, increased $187 million, or 2.7%, on a sequential quarter basis, due to continued organic growth initiatives;
  Total deposits increased $132 million, or 1%, on a sequential quarter basis;
  The cost of interest bearing deposits for the fourth quarter of 2010 was 0.97%, a decrease of 11 basis points on a sequential quarter basis;
  Tangible common equity ratio of 8.74%; and
  Total risk-based capital of 17.46%, and tier 1 common to risk weighted asset ratio of 13.1%.

“As we close out 2010 it is good to see loan quality trends continue to move in the right direction and loan production strengthen. Umpqua is emerging from this credit cycle with a much stronger balance sheet than when we entered, and anticipates improved operating results as we head into 2011,” said Ray Davis CEO of Umpqua Holdings Corporation. “We are indebted to the hard work of our credit professionals over the past few years, and the continual efforts of the entire Umpqua team in positioning us for future growth.”

FDIC-assisted acquisitions

In the first quarter of 2010, Umpqua Bank assumed the banking operations of EvergreenBank (“Evergreen”) and Rainier Pacific Bank (“Rainier”), both located in the greater Seattle-Tacoma area of Washington. In the second quarter of 2010, Umpqua Bank assumed the banking operations of Nevada Security Bank (“Nevada Security”), Reno, Nevada. The operations of Evergreen and Rainier (combined), and Nevada Security, have contributed operating earnings of $9.7 million and $2.3 million, respectively, since their assumptions. The operating systems of all three institutions have been converted onto Umpqua’s platform.

Asset quality – Non-covered loan portfolio

Non-performing assets were $178.0 million, or 1.53% of total assets, as of December 31, 2010, compared to $183.6 million, or 1.59% of total assets as of September 30, 2010, and $223.6 million, or 2.38% of total assets as of December 31, 2009. Of this amount, as of December 31, 2010, $138.2 million represented non-accrual loans, $7.1 million represented loans past due greater than 90 days and still accruing interest, and $32.8 million was other real estate owned (“OREO”).

The Company has aggressively charged-down impaired assets to their disposition values, and the assets are expected to be resolved at those levels, absent further declines in market prices. As of December 31, 2010, the non-performing assets of $178.0 million have been written down by 39%, or $111.8 million, from their original balance of $289.8 million.

The provision for loan losses for the fourth quarter of 2010 was $17.6 million, the lowest level of provision since the second quarter of 2008, due to improving credit quality of the loan portfolio. Total net charge-offs for the fourth quarter of 2010 were $23.7 million, reducing the allowance for credit losses to 1.82% of non-covered loans and leases at December 31, 2010, as compared to 1.91% of total non-covered loans as of September 30, 2010 and 1.81% of total non-covered loans as of December 31, 2009. The annualized net charge-off rate for the fourth quarter of 2010 was 1.66%.

Non-covered loans past due 30 to 89 days were $48.2 million, or 0.85% of non-covered loans and leases as of December 31, 2010, as compared to $80.2 million, or 1.41% as of September 30, 2010, and $41.5 million, or 0.69% as of December 31, 2009.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Since 2007, the Company has been aggressively resolving problems arising from the current economic downturn. The following table recaps the Company’s credit quality trends since the second quarter of 2007 as it relates to the non-covered loan portfolio:

Credit quality trends – Non-covered loans
(Dollars in thousands)
			Allowance		Non-covered,
	Provision		for credit losses		non-performing
	for	Net	to non-covered	30-89 days	assets to
	loan loss	charge-offs	loans %	past due %	total assets %
Q2 2007	$3,413	$31	1.17%	0.56%	0.59%
Q3 2007	20,420	865	1.47%	0.99%	0.96%
Q4 2007	17,814	21,188	1.42%	0.64%	1.18%
Q1 2008	15,132	13,476	1.45%	1.13%	1.06%
Q2 2008	25,137	37,976	1.22%	0.31%	1.25%
Q3 2008	35,454	15,193	1.54%	1.16%	1.66%
Q4 2008	31,955	30,072	1.58%	0.96%	1.88%
Q1 2009	59,092	59,871	1.58%	1.47%	1.82%
Q2 2009	29,331	26,047	1.63%	0.80%	1.73%
Q3 2009	52,108	47,342	1.71%	0.76%	1.70%
Q4 2009	68,593	64,072	1.81%	0.69%	2.38%
Q1 2010	42,106	38,979	1.91%	0.93%	1.99%
Q2 2010	29,767	26,637	2.00%	0.70%	1.90%
Q3 2010	24,228	30,044	1.91%	1.41%	1.59%
Q4 2010	17,567	23,744	1.82%	0.85%	1.53%
Total	$472,117	$435,537

Non-covered construction loan portfolio

Total non-covered construction loans as of December 31, 2010 were $413 million, representing a decrease of 11% since September 30, 2010, and a decrease of 33% from December 31, 2009. Within this portfolio, the residential development loan segment was $148 million, or 3% of the total non-covered loan portfolio. Of this amount, $35 million represented non-performing loans, and $113 million represented performing loans. The residential development loan segment has decreased $78 million, or 35%, since December 31, 2009.

The remaining $248 million in non-covered construction loans as of December 31, 2010 primarily represents commercial construction projects. Total non-covered, non-performing commercial construction loans were $20.1 million at December 31, 2010, and $8.9 million were past due 30 to 89 days as of December 31, 2010.

Non-covered commercial real estate loan portfolio

The total non-covered term commercial real estate loan portfolio was $3.5 billion as of December 31, 2010. Of this total, $2.3 billion are non-owner occupied and $1.2 billion are owner occupied. Of the total term commercial real estate portfolio, $22.9 million, or 0.66%, are past due 30-89 days as of December 31, 2010. Of the total non-covered commercial real estate portfolio, 9% matures in 2011-2012, 18% in years 2013-2014, and 24% in years 2015-2016. The remaining 49% of the portfolio matures in or after the year 2017.

The portfolio was conservatively underwritten at origination to a minimum debt service coverage ratio of 1.20, and as a result, in many cases, the loan-to-value was substantially less than our in-house maximum of 75%. This underwriting serves to protect against the low capitalization rate environment of the past several years.

During the past two years, the Company has completed several rounds of stress testing on the commercial real estate portfolio, focusing on items such as capitalization rates, interest rates and vacancy factors. The results of the stress testing showed no significant unidentified risks, unlike our experience in the residential

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

development construction portfolio. As we remain in a difficult economic environment, we anticipate that some borrowers will struggle, but that potential issues within the commercial real estate portfolio will result from individual loans within distinct geographic areas and not represent a systemic weakness in the portfolio. We believe we are well positioned to manage the exposure and work with our customers until the economic climate improves.

Non-covered restructured loans

Restructured loans on accrual status were $84.4 million as of December 31, 2010, up 12% from $75.6 million as of September 30, 2010, and down 37% from $134.4 million as of December 31, 2009. The increase during the fourth quarter resulted from certain commercial real estate relationships being restructured in the quarter, and the decrease from the same period in the prior year primarily resulted from payments received and reclassifications of loans previously restructured to non-accrual status. The Company does not enter into restructurings on loans in non-performing status, and generally requires the customer to pledge additional collateral, maintain a minimum debt service coverage ratio of 1.0, and show substantial external sources of repayment prior to the Company agreeing to restructure.

Additional information related to asset quality

Additional tables can be found at the end of this earnings release covering the following aspects of the Company's non-covered loan portfolio: residential development loan trends by region, residential development loan stratification by size and by region, non-performing asset detail by type and by region, loans past due 30 to 89 days by type and by region, loans past due 30 to 89 days trends, restructured loans on accrual status by type and by region, commercial real estate by type and region, maturity and year of origination, along with the commercial construction and commercial loan portfolio by type and by region.

Asset quality – Covered loan portfolio

Covered non-performing assets were $29.9 million, or 0.26% of total assets, as of December 31, 2010, as compared to $53.8 million, or 0.47% of total assets, as of September 30, 2010. The amount at December 31, 2010 represents OREO. The reduction in covered non-performing assets in the current quarter primarily resulted from the reclassification of the remainder of the impaired loan pools to accrual status. As cash flows and other assets have been received in excess of original estimates, the carrying value of these impaired loan pools have decreased and the total expected cash flows associated with the pool have increased, resulting in accretable yield. The majority of accretable yield available to be recognized into interest income in the future primarily relates to principal expected to be received in excess of the carrying value of these loan pools. Contractual interest income on the underlying loans is included in our estimation of pool level expected future cash flows to be received only to the extent that is expected to be serviced by the borrower.

As of acquisition date, covered non-performing assets were written-down to their estimated fair value, incorporating our estimate of future expected cash flows until the ultimate resolution of these credits. The estimated credit losses embedded in these acquired non-performing loan portfolios were based on management’s and third-party consultants’ credit reviews of the portfolios performed during the due diligence for the Evergreen, Rainier and Nevada Security transactions. To the extent actual or projected cash flows are less than originally estimated, additional provisions for loan losses on the covered loan portfolio will be recognized; however, these provisions would be mostly offset by a corresponding increase in the FDIC indemnification (loss sharing) asset recognized within non-interest income. To the extent actual or projected cash flows are more than originally estimated, the increase in cash flows is prospectively recognized in interest income; however, the increase in interest income would be offset by a corresponding decrease in the FDIC indemnification (loss sharing) asset recognized within non-interest income.

Net interest margin

The Company reported a tax equivalent net interest margin of 4.14% for the fourth quarter of 2010, compared to 4.42% for the third quarter of 2010, and 4.06% for the fourth quarter of 2009. The decrease in net interest margin on a sequential quarter basis resulted primarily from a decline in the average loan to deposit ratio to

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

69% in the fourth quarter, compared to 74% in the third quarter, along with increased prepayments and related premium amortization on the investment portfolio during the quarter. The increase in net interest margin over the same period prior year results from the increase in average covered loans outstanding, increased yield on the covered loan portfolio as a result of payoffs ahead of expectations and declining costs of interest bearing deposits, partially offset by interest reversals of new non-accrual loans, a decline in non-covered loans outstanding, the impact of holding much higher levels of interest bearing cash, and the purchase of low-yielding taxable investment securities. The increase in net interest margin related to covered loan yields was offset by a corresponding decrease to the change in FDIC indemnification asset in other non-interest income. Interest reversals on new non-accrual loans during the fourth quarter of 2010 were $0.9 million, negatively impacting the net interest margin by 4 basis points. Excluding the reversals of interest, the net interest margin would have been 4.18% during the quarter. For the thirteenth consecutive quarter, the Company has continued to reduce the cost of interest bearing deposits. As a result of these efforts, the cost of interest bearing deposits was 0.97%, 11 basis points lower than the third quarter of 2010 and 38 basis points lower than the fourth quarter of 2009.

Mortgage banking revenue

The Company generated a record $7.4 million in total mortgage banking revenue during the fourth quarter of 2010, on record closed loan volume of $281 million. In the fourth quarter of 2010, the Company recognized a decrease in the fair value of the mortgage servicing right assets of $1.0 million, resulting from a relatively stable, but historically low, market for mortgage interest rates. Income from the origination and sale of mortgage loans was $7.4 million in the fourth quarter, representing a 3% increase on a sequential quarter basis. As of December 31, 2010, the Company serviced $1.6 billion of mortgage loans for others, and the related mortgage servicing right asset was valued at $14.5 million, or 0.90% of the total serviced portfolio principal balance.

Fair value of junior subordinated debentures

The Company recognized a $0.6 million loss from the change in fair value of junior subordinated debentures during the fourth quarter of 2010. The Company utilizes internal models to determine the valuation of this liability. The majority of the fair value difference over par value relates to the $61.8 million of junior subordinated debentures issued in the third quarter of 2007, which carry interest rate spreads of 135 and 275 basis points over the 3 month LIBOR. As of December 31, 2010, the credit risk adjusted interest spread for potential new issuances was forecasted to be significantly higher than the contractual spread. The difference between these spreads has created a cumulative gain in fair value of the Company’s junior subordinated debentures which results from their carrying amount compared to the estimated amount that would be paid to transfer the liability in an orderly transaction among market participants. Because these instruments are no longer being originated in the market, the quarterly fair value adjustments are difficult to estimate, but are not likely to be volatile in the future, and the cumulative fair value adjustment will continue to reverse and be recognized as a reduction in non-interest income over the remaining period to maturity of each related instrument. As of December 31, 2010, the total par value of junior subordinated debentures carried at fair value was $134.0 million, and the fair value was $80.7 million.

Non-interest expense

Total non-interest expense for the fourth quarter of 2010 was $87.9 million, compared to $85.2 million for the third quarter of 2010 and $72.5 million for the fourth quarter of 2009. Included in non-interest expense are several categories which are outside of the operational control of the Company or depend on changes in market values, including FDIC deposit insurance assessments, gain or loss on other real estate owned, as well as infrequently occurring expenses such as merger related costs and goodwill impairments. Excluding these non-controllable or infrequently occurring items, the remaining non-interest expense items totaled $77.8 million for the fourth quarter of 2010, compared to $79.9 million for the third quarter of 2010 and $60.2 million for the fourth quarter of 2009. The decline from the prior quarter results from non-recurring expenses incurred in the third quarter. The increase over the same period prior year relates to increases in variable expenses related to the mortgage banking division’s production, the assumption of Evergreen’s, Rainier’s and

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Nevada Security’s banking operations, higher loan collection and OREO management expenses, as well as various other growth initiatives underway. During the fourth quarter of 2010, the Company incurred loan collection and OREO management expense of $5.3 million, compared to $4.0 million for the third quarter of 2010, and $2.0 million for the fourth quarter of 2009. Mortgage production related expense was $4.9 million in the fourth quarter of 2010, compared to $4.2 million in the third quarter of 2010, and $3.5 million for the fourth quarter of 2009.

Total FDIC deposit insurance assessments during the fourth quarter of 2010 were $4.2 million. The increase over the prior quarter’s assessment of $3.9 million is a result of significantly higher average deposit balances in the current quarter.

Income taxes

The Company recorded a provision for income taxes of $4.2 million in the fourth quarter of 2010. The change in the effective income tax rate in the quarter reflects the effects of permanent differences on our taxable income year to date.

Balance sheet

Total consolidated assets as of December 31, 2010 were $11.7 billion, compared to $11.5 billion on September 30, 2010 and $9.4 billion a year ago. Total gross loans and leases (covered and non-covered), and deposits, were $6.4 billion and $9.4 billion, respectively, as of December 31, 2010, compared to $6.0 billion and $7.4 billion, respectively, as of December 31, 2009.

The following table presents the year-to-date 2010 organic growth rates, which excludes the effects of the Evergreen, Rainier and Nevada Security FDIC-assisted acquisitions and the related run-off of assumed brokered time deposits, which the Bank is not renewing upon maturity:

	Non-covered
(Dollars in thousands)	loans and leases	Deposits	Assets
As reported, 12/31/10	$5,658,987	$9,433,805	$11,668,710
Less: 12/31/09 balances	5,999,267	7,440,434	9,381,373
Total growth year-to-date	(340,280)	1,993,371	2,287,337

Less:
Evergreen acquisition (1)	--	272,142	353,279
Rainier Pacific acquisition (1)	--	416,430	721,174
Nevada Security acquisition (1)	--	428,329	437,595
Add back:
Run-off of assumed brokered time
deposits not renewed	--	113,734	113,734
Organic growth	$(340,280)	$990,204	$888,023

Annualized organic growth rate	(5.7)%	13.3%	9.5%

(1) Excludes run-off of non-brokered deposits occurring in the quarter of acquisition.

Total loans held for investment (including covered and non-covered) decreased $94 million during the fourth quarter of 2010. This decrease is principally attributable to non-covered charge-offs, paydowns on the covered loans, and transfers to other real estate owned.

Total deposits increased $132 million, or 1%, during the fourth quarter of 2010. Total deposits have increased $2.0 billion, or 27%, since December 31, 2009. The deposits acquired from the Evergreen, Rainier and Nevada Security acquisitions included $135 million of brokered time deposits as of their respective acquisition dates. The Bank is not renewing these brokered deposits as they mature. Excluding the impact of the deposits assumed in acquisitions of and the run-off of brokered time deposits that have matured, total deposits increased $985 million in 2010, representing a 13.3% annualized organic growth rate.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Due to unattractive bond market conditions since the second half of 2009, the Company has been holding larger levels of interest bearing cash rather than investing all excess liquidity into the bond market. At December 31, 2010, the Company had $892 million of interest bearing cash earning 0.25%, the target Federal Funds Rate. This excess balance sheet liquidity has increased since the prior year, as investment security alternatives in the current market are less attractive given the historically low interest rate environment. However, beginning in the third quarter of 2010 we began purchasing short duration government-sponsored investment securities to match and offset the interest expense associated with the growth in deposits. The Company plans to hold an increased interest bearing cash position relative to historical levels until the investment alternatives in the market improve from both a return and duration standpoint. Including secured off-balance sheet lines of credit, total available liquidity to the Company was $4.8 billion as of December 31, 2010, representing 41% of total assets and 50% of total deposits.

Capital

As of December 31, 2010, total shareholders’ equity was $1.64 billion, comprised entirely of common equity. Book value per common share was $14.34, tangible book value per common share was $8.39 and the ratio of tangible common equity to tangible assets was 8.74% (see explanation and reconciliation these items in the

Non-GAAP Financial Measures section below).

In April 2010, the Company’s preferred stock (Common Stock Equivalent Series B) of $198.3 million converted into common stock following the Company's annual shareholder meeting at which shareholders of the Company approved, among other items, an increase in authorized total common shares from 100 million to 200 million.

The Company’s estimated total risk-based capital ratio as of December 31, 2010 is 17.46%. This represents a slight decrease from September 30, 2010, as a result of asset growth during the quarter. Our total risk-based capital level is well in excess of the regulatory definition of “well-capitalized” of 10.00%. The Company’s estimated Tier 1 common to risk weighted assets ratio is 13.1% as of December 31, 2010. These capital ratios as of December 31, 2010 are estimates pending completion and filing of the Company’s regulatory reports.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that certain non-GAAP financial measures provide investors with information useful in understanding Umpqua’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Umpqua recognizes gains or losses on our junior subordinated debentures carried at fair value resulting from changes in interest rates and the estimated market credit risk adjusted spread that do not directly correlate with the Company’s operating performance. Also, Umpqua incurs significant expenses related to the completion and integration of mergers and acquisitions. Additionally, we may recognize goodwill impairment losses that have no direct effect on the Company’s or the Bank’s cash balances, liquidity, or regulatory capital ratios. Lastly, Umpqua may recognize one-time bargain purchase gains on certain FDIC-assisted acquisitions that are not reflective of Umpqua’s on-going earnings power. Accordingly, management believes that our operating results are best measured on a comparative basis excluding the impact of gains or losses on junior subordinated debentures measured at fair value, net of tax, merger-related expenses, net of tax, and other charges related to business combinations such as goodwill impairment charges or bargain purchase gains, net of tax. We define operating earnings (loss) as earnings available to common shareholders before gains or losses on junior subordinated debentures carried at fair value, net of tax, bargain purchase gains on acquisitions, net of tax, merger related expenses, net of tax, and goodwill impairment, and we calculate operating earnings (loss) per diluted share by dividing operating earnings by the same diluted share total used in determining diluted earnings per common share.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

The following table provides the reconciliation of earnings (loss) available to common shareholders (GAAP) to operating earnings (loss) (non-GAAP), and earnings (loss) per diluted common share (GAAP) to operating earnings (loss) per diluted share (non-GAAP) for the periods presented:

				Sequential	Year over
	Quarter ended:			Quarter	Year
(Dollars in thousands, except per share data)	Dec 31, 2010	Sep 31, 2010	Dec 31, 2009	% Change	% Change

Net earnings (loss) available to common
shareholders	$8,140	$8,173	$(29,924)	0%	(127)%
Adjustments:
Net loss on junior subordinated debentures
carried at fair value, net of tax (1)	332	332	2,215	0%	(85)%
Merger related expenses, net of tax (1)	574	986	--	(42)%	nm
Operating earnings (loss)	$9,046	$9,491	$(27,709)	(5)%	(133)%

Earnings (loss) per diluted share:
Earnings (loss) available to common shareholders	$0.07	$0.07	$(0.34)	0%	(121)%
Operating earnings (loss)	$0.08	$0.08	$(0.32)	0%	(125)%

			Year over
	Twelve Months Ended:		Year
(Dollars in thousands, except per share data)	Dec 31, 2010	Dec 31, 2009	% Change

Net earnings (loss) available to common
shareholders	$16,067	$(166,262)	(110)%
Adjustments:
Net gain on junior subordinated debentures
carried at fair value, net of tax (1)	(2,988)	(3,889)	(23)%
Bargain purchase gain on acquisitions, net of tax (1)	(3,862)	--	nm
Goodwill impairment	--	111,952	(100)%
Merger related expenses, net of tax (1)	4,005	164	2342%
Operating earnings (loss)	$13,222	$(58,035)	(123)%

Earnings (loss) per diluted share:
Earnings (loss) available to common shareholders	$0.15	$(2.36)	(106)%
Operating earnings (loss)	$0.12	$(0.82)	(115)%

(1)	Income tax effect of pro forma operating earnings adjustments at 40%.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Management believes pre-tax, pre-credit cost operating income is a useful financial measure because it enables investors to assess the Company’s ability to generate income and capital to cover credit losses through a credit cycle. Management uses this measure to evaluate core operating results exclusive of credit costs, which are market driven or outside of the Company’s control, to monitor how we are growing core pre-tax income of the Company over time, through organic growth and acquisitions. Pre-tax, pre-credit cost operating income is calculated starting with operating earnings (as defined above) and adding back operating provision for income taxes, preferred stock dividends, earnings allocated to participation securities, provision for loan and lease losses, net gains or losses on other real estate owned and credit related external workout costs. For covered losses and expenses that are subject to loss-share, we have also deducted the associated gain recognized on FDIC indemnification asset.

The following table provides the reconciliation of operating earnings (loss) (non-GAAP) to pre-tax, pre-credit cost operating income (non-GAAP) for the periods presented (the reconciliation of earnings (loss) available to common shareholders (GAAP) to operating earnings (loss) (non-GAAP) is provided in the preceding tables):

				Sequential	Year over
	Quarter ended:			Quarter	Year
(Dollars in thousands, except per share data)	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	% Change	% Change

Operating earnings (loss)	$9,046	$9,491	$(27,709)	(5)%	(133)%
Adjustments:
Non-covered provision for loan and lease losses	17,567	24,228	68,593	(27)%	(74)%
Covered provision for loan and lease losses	4,484	667	--	572%	nm
Non-covered net loss on other real estate owned	4,555	658	9,094	592%	(50)%
Covered net loss (gain) on other real estate owned	328	(975)	--	(134)%	nm
Non-covered loan & OREO workout cost	3,243	1,636	1,991	98%	63%
Covered loan & OREO workout cost	2,029	2,397	--	(15)%	nm
Covered losses impact on FDIC indemnification
asset	(5,073)	(1,985)	--	156%	nm
Operating provision for (benefit from) income taxes	4,807	3,073	(15,367)	56%	(131)%
Dividends and undistributed earnings allocated to
participating securities	18	18	8	0%	125%
Preferred stock dividends	--	--	3,234	nm	(100)%
Pre-tax, pre-credit cost operating income	$41,004	$39,208	$39,844	5%	3%

			Year over
	Twelve Months Ended:		Year
(Dollars in thousands, except per share data)	Dec 31, 2010	Dec 31, 2009	% Change

Operating earnings (loss)	$13,222	$(58,035)	(123)%
Adjustments:
Non-covered provision for loan and lease losses	113,668	209,124	(46)%
Covered provision for loan and lease losses	5,151	--	nm
Non-covered net loss on other real estate owned	8,097	23,204	(65)%
Covered net gain on other real estate owned	(2,172)	--	nm
Non-covered loan & OREO workout cost	9,070	5,857	55%
Covered loan & OREO workout cost	5,146	--	nm
Covered losses impact on FDIC indemnification asset	(6,293)	--	nm
Operating provision for (benefit from) income taxes	3,908	(43,421)	(109)%
Dividends and undistributed earnings allocated to
participating securities	67	30	123%
Preferred stock dividends	12,192	12,866	(5)%
Pre-tax, pre-credit cost operating income	$162,056	$149,625	8%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Management believes tangible common equity and the tangible common equity ratio are meaningful measures of capital adequacy. Tangible common equity is calculated as total shareholders' equity less preferred stock and less goodwill and other intangible assets, net (excluding MSRs). In addition, tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs). The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands, except per share data)	Dec 31, 2010	Sep 30, 2010	Dec 30, 2009

Total shareholders' equity	$1,642,574	$1,650,503	$1,566,517
Subtract:
Preferred stock	--	--	204,335
Goodwill and other intangible assets, net	681,969	683,291	639,634
Tangible common shareholders' equity	$960,605	$967,212	$722,548

Total assets	$11,668,710	$11,531,760	$9,381,372
Subtract:
Goodwill and other intangible assets, net	681,969	683,291	639,634
Tangible assets	$10,986,741	$10,848,469	$8,741,738

Common shares outstanding at period end	114,536,814	114,531,514	86,785,588

Tangible common equity ratio	8.74%	8.92%	8.27%
Tangible book value per common share	$8.39	$8.44	$8.33

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 184 locations between San Francisco, Calif., and Seattle, Wash., along the Oregon and Northern California Coast, Central Oregon and Northern Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Bank’s Private Bank Division serves high net worth individuals and non-profits providing customized financial solutions and offerings. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, Jan. 27, 2011, at 10:00 a.m. PDT (1:00 p.m. EDT) during which the company will discuss fourth quarter and 2010 year end results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 800-752-8363 a few minutes before 10:00 a.m. The conference ID is “33772757.” Information to be discussed in the teleconference will be available on the company’s website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately two hours after the conference call by dialing 800-642-1687 with the conference ID noted above, or by visiting the Company’s website.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about improved credit quality trends, loan production and operating results, our success in resolving remaining credits at the estimated disposition value of related collateral, the mitigating effect of FDIC loss sharing agreements, our expectation that any weakness in our CRE portfolio will arise from local market weakness and not a systemic weakness, valuations of junior subordinated debentures and our plans to hold a large interest bearing cash position, relative to historical levels. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, unanticipated weakness in loan demand, deterioration in the economy, material reductions in revenue or material increases in expenses, our inability to effectively manage problem credits, unanticipated further declines in real estate values, certain loan assets become ineligible for loss sharing, unanticipated deterioration in the commercial real estate loan portfolio, and continued negative pressure on interest income associated with our large cash position.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

Interest income
Loans and leases	$109,532	$112,652	$88,608	(3)%	24%
Interest and dividends on investments:
Taxable	18,323	17,421	16,570	5%	11%
Exempt from federal income tax	2,184	2,221	2,039	(2)%	7%
Dividends	5	6	--	(17)%	100%
Temporary investments & interest bearing cash	633	646	268	(2)%	136%
Total interest income	130,677	132,946	107,485	(2)%	22%

Interest expense
Deposits	19,076	19,913	20,190	(4)%	(6)%
Repurchase agreements and
fed funds purchased	135	136	153	(1)%	(12)%
Junior subordinated debentures	1,954	2,047	1,957	(5)%	0%
Term debt	2,397	2,533	641	(5)%	274%
Total interest expense	23,562	24,629	22,941	(4)%	3%
Net interest income	107,115	108,317	84,544	(1)%	27%
Provision for non-covered loan and lease losses	17,567	24,228	68,593	(27)%	(74)%
Provision for covered loan and lease losses	4,484	667	--	572%	nm
Non-interest income
Service charges	8,168	8,756	8,392	(7)%	(3)%
Brokerage fees	3,274	2,609	2,480	25%	32%
Mortgage banking revenue, net	7,389	7,138	4,071	4%	82%
Net (loss) gain on investment securities	(87)	2,287	(600)	(104)%	(86)%
Loss on junior subordinated debentures
carried at fair value	(554)	(554)	(3,691)	0%	(85)%
Change in FDIC indemnification asset	(5,370)	(11,948)	--	(55)%	nm
Other income	2,341	3,845	2,372	(39)%	(1)%
Total non-interest income	15,161	12,133	13,024	25%	16%
Non-interest expense
Salaries and benefits	44,067	42,964	32,153	3%	37%
Occupancy and equipment	12,344	11,448	10,407	8%	19%
Intangible amortization	1,357	1,356	2,122	0%	(36)%
FDIC assessments	4,186	3,910	3,180	7%	32%
Net loss (gain) on other real estate owned	4,883	(317)	9,094	(1640)%	(46)%
Merger related expenses	957	1,643	--	(42)%	nm
Other	20,070	24,166	15,544	(17)%	29%
Total non-interest expense	87,864	85,170	72,500	3%	21%
Income (loss) before provision for (benefit from)
income taxes	12,361	10,385	(43,525)	19%	(128)%
Provision for (benefit from) income taxes	4,203	2,194	(16,843)	92%	(125)%
Net income (loss)	8,158	8,191	(26,682)	0%	(131)%
Dividends and undistributed earnings
allocated to participating securities	18	18	8	0%	125%
Preferred stock dividend	--	--	3,234	0%	(100)%
Net earnings (loss) available to common
shareholders	$8,140	$8,173	$(29,924)	0%	(127)%

Weighted average shares outstanding	114,533,505	114,527,619	86,782,397	0%	32%
Weighted average diluted shares outstanding	114,773,205	114,760,063	86,782,397	0%	32%
Earnings (loss) per common share - basic	$0.07	$0.07	$(0.34)	0%	(121)%
Earnings (loss) per common share - diluted	$0.07	$0.07	$(0.34)	0%	(121)%
nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

	Twelve Months Ended:
(Dollars in thousands, except per share data)	Dec 31, 2010	Dec 31, 2009	% Change
Interest income
Loans and leases	$410,132	$355,195	15%
Interest and dividends on investments:
Taxable	67,388	60,195	12%
Exempt from federal income tax	8,839	7,794	13%
Dividends	14	22	(36)%
Temporary investments & interest bearing cash	2,223	526	323%
Total interest income	488,596	423,732	15%

Interest expense
Deposits	76,241	88,742	(14)%
Repurchase agreements and
fed funds purchased	517	680	(24)%
Junior subordinated debentures	7,825	9,026	(13)%
Term debt	9,229	4,576	102%

Total interest expense	93,812	103,024	(9)%
Net interest income	394,784	320,708	23%

Provision for non-covered loan and lease losses	113,668	209,124	(46)%
Provision for covered loan and lease losses	5,151	--	nm
Non-interest income
Service charges	34,874	32,957	6%
Brokerage fees	11,661	7,597	53%
Mortgage banking revenue, net	21,214	18,688	14%
Net gain (loss) on investment securities	1,912	(1,677)	(214)%
Gain on junior subordinated debentures
carried at fair value	4,980	6,482	(23)%
Bargain purchase gain on acquisitions	6,437	--	nm
Change in FDIC indemnification asset	(16,445)	--	nm
Other income	11,271	9,469	19%
Total non-interest income	75,904	73,516	3%
Non-interest expense
Salaries and benefits	162,875	126,850	28%
Occupancy and equipment	45,940	39,673	16%
Intangible amortization	5,389	6,165	(13)%
FDIC assessments	15,095	15,825	(5)%
Net loss on other real estate owned	5,925	23,204	(74)%
Goodwill impairment	--	111,952	(100)%
Merger related expenses	6,675	273	2345%
Other	75,839	55,461	37%
Total non-interest expense	317,738	379,403	(16)%
Income (loss) before provision for (benefit from)
income taxes	34,131	(194,303)	(118)%
Provision for (benefit from) income taxes	5,805	(40,937)	(114)%
Net income (loss)	28,326	(153,366)	(118)%
Dividends and undistributed earnings
allocated to participating securities	67	30	123%
Preferred stock dividend	12,192	12,866	(5)%
Net earnings (loss) available to common shareholders	$16,067	$(166,262)	(110)%

Weighted average shares outstanding	107,922,560	70,399,201	53%
Weighted average diluted shares outstanding	108,153,469	70,399,201	54%
Earnings (loss) per common share – basic	$0.15	$(2.36)	(106)%
Earnings (loss) per common share – diluted	$0.15	$(2.36)	(106)%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Umpqua Holdings Corporation
Consolidated Balance Sheets
(Unaudited)
				Sequential	Year over
				Quarter	Year
(Dollars in thousands, except per share data)	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	% Change	% Change
Assets:
Cash and due from banks, non-interest bearing	$111,946	$124,633	$113,353	(10)%	(1)%
Cash and due from banks, interest bearing	891,634	933,911	491,462	(5)%	81%
Temporary investments	545	5,496	598	(90)%	(9)%
Investment securities:
Trading	3,024	2,155	2,273	40%	33%
Available for sale	2,919,180	2,599,263	1,795,616	12%	63%
Held to maturity	4,762	5,108	6,061	(7)%	(21)%
Loans held for sale	75,626	57,407	33,715	32%	124%
Non-covered loans and leases	5,658,987	5,698,267	5,999,267	(1)%	(6)%
Less: Allowance for loan and lease losses	(101,921)	(108,098)	(107,657)	(6)%	(5)%
Loans and leases, net	5,557,066	5,590,169	5,891,610	(1)%	(6)%
Covered loans and leases, net	785,898	840,759	--	(7)%	nm
Restricted equity securities	34,475	34,665	15,211	(1)%	127%
Premises and equipment, net	136,599	133,728	103,266	2%	32%
Mortgage servicing rights, at fair value	14,454	13,454	12,625	7%	14%
Goodwill and other intangibles, net	681,969	683,291	639,634	0%	7%
Non-covered other real estate owned	32,791	32,024	24,566	2%	33%
Covered other real estate owned	29,863	30,348	--	(2)%	nm
FDIC indemnification asset	146,413	186,600	--	(22)%	nm
Other assets	242,465	258,749	251,382	(6)%	(4)%
Total assets	$11,668,710	$11,531,760	$9,381,372	1%	24%

Liabilities:
Deposits	$9,433,805	$9,301,340	$7,440,434	1%	27%
Securities sold under agreements to repurchase	73,759	55,333	45,180	33%	63%
Term debt	262,760	268,256	76,274	(2)%	244%
Junior subordinated debentures, at fair value	80,688	80,146	85,666	1%	(6)%
Junior subordinated debentures, at amortized cost	102,866	102,946	103,188	0%	0%
Other liabilities	72,258	73,236	64,113	(1)%	13%
Total liabilities	10,026,136	9,881,257	7,814,855	1%	28%

Shareholders' equity:
Preferred stock	--	--	204,335	100%	(100)%
Common stock	1,540,928	1,538,818	1,253,288	0%	23%
Retained earnings	76,701	75,502	83,939	2%	(9)%
Accumulated other comprehensive income	24,945	36,183	24,955	(31)%	0%
Total shareholders' equity	1,642,574	1,650,503	1,566,517	0%	5%
Total liabilities and shareholders' equity	$11,668,710	$11,531,760	$9,381,372	1%	24%

Common shares outstanding at period end	114,536,814	114,531,514	86,785,588	0%	32%
Book value per common share	$14.34	$14.41	$15.70	0%	(9)%
Tangible book value per common share	$8.39	$8.44	$8.33	(1)%	1%
Tangible equity - common	$960,605	$967,212	$722,548	(1)%	33%
Tangible common equity to tangible assets	8.74%	8.92%	8.27%

nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Umpqua Holdings Corporation
Non-covered Loan & Lease Portfolio
(Unaudited)
							Sequential	Year over
(Dollars in thousands)	Dec 31, 2010		Sep 30, 2010		Dec 31, 2009		Quarter	Year
Non-covered loans & leases:	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change
Commercial real estate:
Non-owner occupied	$2,251,996	40%	$2,307,016	40%	$2,386,401	40%	(2)%	(6)%
Owner occupied	1,231,479	22%	1,184,803	21%	1,136,703	19%	4%	8%
Residential real estate	484,185	9%	462,515	8%	443,731	7%	5%	9%
Construction	412,892	7%	462,801	8%	618,974	10%	(11)%	(33)%
Total real estate	4,380,552	77%	4,417,135	78%	4,585,809	76%	(1)%	(4)%
Commercial	1,224,416	22%	1,223,012	21%	1,354,469	23%	0%	(10)%
Leases	31,008	1%	32,428	1%	34,528	1%	(4)%	(10)%
Installment and other	34,041	1%	36,624	1%	35,863	1%	(7)%	(5)%
Deferred loan fees, net	(11,030)	0%	(10,932)	0%	(11,402)	0%	1%	(3)%
Total	$5,658,987	100%	$5,698,267	100%	$5,999,267	100%	(1)%	(6)%

	Umpqua Holdings Corporation
	Covered Loan & Lease Portfolio
			(Unaudited)
					Sequential
(Dollars in thousands)	Dec 31, 2010		Sep 30, 2010		Quarter
	Amount	Mix	Amount	Mix	% Change
Covered loans & leases:
Commercial real estate	$573,264	73%	$589,782	70%	(3)%
Residential real estate	75,605	10%	81,256	10%	(7)%
Construction	42,213	5%	57,250	7%	(26)%
Total real estate	691,082	88%	728,288	87%	(5)%
Commercial	83,722	11%	100,313	12%	(17)%
Installment and other	11,094	1%	12,158	1%	(9)%
Total	$785,898	100%	$840,759	100%	(7)%

Covered loan & lease portfolio balances represent the loan portfolios acquired through the assumption of EvergreenBank on January 22, 2010, Rainier Pacific Bank on February 26, 2010, and Nevada Security Bank on June 18, 2010, from the FDIC through whole bank purchase and assumption agreements with loss sharing.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
							Sequential	Year over
(Dollars in thousands)	Dec 31, 2010		Sep 30, 2010		Dec 31, 2009		Quarter	Year
	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change
Deposits:
Demand, non-interest bearing	$1,616,687	17%	$1,578,717	17%	$1,398,332	19%	2%	15%
Demand, interest bearing	4,394,773	47%	4,178,332	45%	3,388,696	46%	5%	30%
Savings	349,695	4%	348,700	4%	297,293	4%	0%	18%
Time	3,072,650	33%	3,195,591	34%	2,356,113	32%	(4)%	30%
Total	$9,433,805	100%	$9,301,340	100%	$7,440,434	100%	1%	27%

Total core deposits-ending (1)	$7,242,749	77%	$7,055,676	76%	$5,837,024	78%	3%	24%

Number of open accounts:
Demand, non-interest bearing	181,055		183,018		157,199		(1)%	15%
Demand, interest bearing	77,342		76,202		62,883		1%	23%
Savings	86,980		87,611		74,884		(1)%	16%
Time	42,366		44,020		34,249		(4)%	24%
Total	387,743		390,851		329,215		(1)%	18%

Average balance per account:
Demand, non-interest bearing	$8.9		$8.6		$8.9
Demand, interest bearing	56.8		54.8		53.9
Savings	4.0		4.0		4.0
Time	72.5		72.6		68.8
Total	24.3		23.8		22.6
(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
				Sequential	Year over
		Quarter Ended		Quarter	Year
(Dollars in thousands)	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	% Change	% Change

Non-covered, non-performing assets:
Non-covered loans on non-accrual status	$138,177	$139,696	$193,118	(1)%	(28)%
Non-covered loans past due 90+ days & accruing	7,071	11,882	5,909	(40)%	20%
Total non-performing loans	145,248	151,578	199,027	(4)%	(27)%
Non-covered other real estate owned	32,791	32,024	24,566	2%	33%
Total	$178,039	$183,602	$223,593	(3)%	(20)%

Performing restructured loans	$84,442	$75,577	$134,439	12%	(37)%

Past due 30-89 days	$48,217	$80,186	$41,458	(40)%	16%
Past due 30-89 days to total loans and leases	0.85%	1.41%	0.69%

Non-covered, non-performing loans to
non-covered loans and leases	2.57%	2.66%	3.32%
Non-covered, non-performing assets to total assets	1.53%	1.59%	2.38%

Covered non-performing assets:
Covered loans on non-accrual status	$--	$23,391	$--	(100)%	nm
Total non-performing loans	--	23,391	--	(100)%	nm
Covered other real estate owned	29,863	30,348	--	(2)%	nm
Total	$29,863	$53,739	$--	(44)%	nm

Covered non-performing loans to
covered loans and leases	--%	2.78%	--%
Covered non-performing assets to total assets	0.26%	0.47%	--%

Total non-performing assets:
Loans on non-accrual status	$138,177	$163,087	$193,118	(15)%	(28)%
Loans past due 90+ days & accruing	7,071	11,882	5,909	(40)%	20%
Total non-performing loans	145,248	174,969	199,027	(17)%	(27)%
Other real estate owned	62,654	62,372	24,566	0%	155%
Total	$207,902	$237,341	$223,593	(12)%	(7)%

Non-performing loans to loans and leases	2.25%	2.68%	3.32%
Non-performing assets to total assets	1.78%	2.06%	2.38%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Umpqua Holdings Corporation
Credit Quality – Allowance for Non-covered Credit Losses
(Unaudited)
				Sequential	Year over
		Quarter Ended		Quarter	Year
(Dollars in thousands)	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	% Change	% Change

Allowance for non-covered credit losses:

Balance beginning of period	$108,098	$113,914	$103,136
Provision for non-covered loan and lease losses	17,567	24,228	68,593	(27)%	(74)%

Charge-offs	(25,770)	(31,418)	(65,502)	(18)%	(61)%
Recoveries	2,026	1,374	1,430	47%	42%
Net charge-offs	(23,744)	(30,044)	(64,072)	(21)%	(63)%

Total allowance for non-covered loan and lease losses	101,921	108,098	107,657	(6)%	(5)%

Reserve for unfunded commitments	818	797	731
Total allowance for non-covered credit losses	$102,739	$108,895	$108,388	(6)%	(5)%

Net charge-offs to average non-covered
loans and leases (annualized)	1.66%	2.08%	4.19%
Recoveries to gross charge-offs	7.86%	4.37%	2.18%
Allowance for credit losses to non-covered
loans and leases	1.82%	1.91%	1.81%

	Twelve Months Ended:
(Dollars in thousands)	Dec 31, 2010	Dec 31, 2009	% Change

Allowance for non-covered credit losses:

Balance beginning of period	$107,657	$95,865
Provision for non-covered loan and lease losses	113,668	209,124	(46)%

Charge-offs	(128,501)	(200,867)	(36)%
Recoveries	9,097	3,535	157%
Net charge-offs	(119,404)	(197,332)	(39)%

Total allowance for non-covered loan and lease losses	101,921	107,657	(5)%

Reserve for unfunded commitments	818	731
Total allowance for non-covered credit losses	$102,739	$108,388	(5)%

Net charge-offs to average non-covered
loans and leases (annualized)	2.06%	3.23%
Recoveries to gross charge-offs	7.08%	1.76%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
				Sequential	Year over
	Quarter Ended:			Quarter	Year
	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	Change	Change
Net interest spread:
Yield on non-covered loans and leases	5.73%	5.77%	5.75%	(0.04)	(0.02)
Yield on covered loans and leases	12.86%	13.49%	N/A	(0.63)	nm
Yield on taxable investments	2.87%	3.51%	4.03%	(0.64)	(1.16)
Yield on tax-exempt investments (1)	5.74%	5.71%	5.81%	0.03	(0.07)
Yield on temporary investments & interest bearing cash	0.25%	0.26%	0.28%	(0.01)	(0.03)
Total yield on earning assets (1)	5.05%	5.41%	5.15%	(0.36)	(0.10)

Cost of interest bearing deposits	0.97%	1.08%	1.35%	(0.11)	(0.38)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.79%	1.00%	1.09%	(0.22)	(0.31)
Cost of term debt	3.57%	3.57%	3.33%	0.00	0.24
Cost of junior subordinated debentures	4.24%	4.45%	4.19%	(0.21)	0.05
Total cost of interest bearing liabilities	1.12%	1.24%	1.45%	(0.12)	(0.33)

Net interest spread (1)	3.93%	4.17%	3.70%	(0.24)	0.23
Net interest margin – Consolidated (1)	4.14%	4.42%	4.06%	(0.28)	0.08

Net interest margin – Bank (1)	4.21%	4.49%	4.15%	(0.28)	0.06

As reported (GAAP):
Return on average assets	0.28%	0.29%	(1.27)%	(0.01)	1.55
Return on average tangible assets	0.29%	0.31%	(1.37)%	(0.02)	1.66
Return on average common equity	1.95%	1.95%	(8.41)%	0.00	10.36
Return on average tangible common equity	3.30%	3.32%	(15.39)%	(0.02)	18.69
Efficiency ratio – Consolidated	71.24%	70.09%	73.57%	1.15	(2.33)
Efficiency ratio – Bank	68.90%	67.07%	67.99%	1.83	0.91

Operating basis (non-GAAP): (2)
Return on average assets	0.31%	0.34%	(1.18)%	(0.03)	1.49
Return on average tangible assets	0.33%	0.36%	(1.26)%	(0.03)	1.59
Return on average common equity	2.16%	2.27%	(7.78)%	(0.11)	9.94
Return on average tangible common equity	3.67%	3.86%	(14.25)%	(0.19)	17.92
Efficiency ratio – Consolidated	70.15%	68.42%	70.91%	1.73	(0.76)
Efficiency ratio – Bank	68.12%	65.72%	67.99%	2.40	0.13

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

(2) Operating earnings is calculated as earnings available to common shareholders excluding gain (loss) on junior subordinated debentures carried at fair value, net of tax, bargain purchase gain on acquisitions, net of tax, goodwill impairment, and merger related expenses, net of tax.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Year Ended:
	Dec 31, 2010	Dec 31, 2009	Change
Net interest spread:
Yield on non-covered loans and leases	5.77%	5.78%	(0.01)
Yield on covered loans and leases	10.86%	N/A	nm
Yield on taxable investments	3.46%	4.34%	(0.88)
Yield on tax-exempt investments (1)	5.76%	5.80%	(0.04)
Yield on temporary investments & interest bearing cash	0.25%	0.27%	(0.02)
Total yield on earning assets (1)	5.15%	5.39%	(0.24)

Cost of interest bearing deposits	1.08%	1.56%	(0.48)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.95%	1.12%	(0.17)
Cost of term debt	3.53%	3.53%	(0.00)
Cost of junior subordinated debentures	4.25%	4.74%	(0.49)
Total cost of interest bearing liabilities	1.24%	1.70%	(0.46)

Net interest spread (1)	3.91%	3.69%	0.22
Net interest margin – Consolidated (1)	4.17%	4.09%	0.08

Net interest margin – Bank (1)	4.24%	4.20%	0.04

As reported (GAAP):
Return on average assets	0.15%	(1.85)%	2.00
Return on average tangible assets	0.16%	(2.01)%	2.17
Return on average common equity	1.01%	(12.63)%	13.64
Return on average tangible common equity	1.76%	(26.91)%	28.67
Efficiency ratio – Consolidated	66.90%	95.34%	(28.44)
Efficiency ratio – Bank	65.08%	93.77%	(28.69)

Operating basis (non-GAAP): (2)
Return on average assets	0.12%	(0.65)%	0.77
Return on average tangible assets	0.13%	(0.70)%	0.83
Return on average common equity	0.83%	(4.41)%	5.24
Return on average tangible common equity	1.45%	(9.39)%	10.84
Efficiency ratio – Consolidated	67.11%	68.25%	(1.14)
Efficiency ratio – Bank	64.54%	65.08%	(0.54)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

(2) Operating earnings is calculated as earnings available to common shareholders excluding gain (loss) on junior subordinated debentures carried at fair value, net of tax, bargain purchase gain on acquisitions, net of tax, goodwill impairment, and merger related expenses, net of tax.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Umpqua Holdings Corporation
Average Balances
(Unaudited)
				Sequential	Year over
	Quarter Ended:			Quarter	Year
(Dollars in thousands)	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	% Change	% Change

Temporary investments & interest bearing cash	$1,007,345	$993,092	$384,492	1%	162%
Investment securities, taxable	2,550,856	1,984,672	1,645,629	29%	55%
Investment securities, tax-exempt	226,371	230,815	207,984	(2)%	9%
Loans held for sale	68,982	45,933	43,662	50%	58%
Non-covered loans and leases	5,691,794	5,718,584	6,072,606	0%	(6)%
Covered loans and leases	809,984	847,704	--	(4)%	nm
Total earning assets	10,355,333	9,820,800	8,354,373	5%	24%
Goodwill & other intangible assets, net	681,966	684,488	640,995	0%	6%
Total assets	11,695,980	11,159,310	9,332,737	5%	25%

Non-interest bearing demand deposits	1,624,285	1,565,525	1,392,988	4%	17%
Interest bearing deposits	7,826,703	7,345,073	5,943,110	7%	32%
Total deposits	9,450,988	8,910,598	7,336,098	6%	29%
Interest bearing liabilities	8,343,628	7,863,059	6,260,408	6%	33%

Shareholders’ equity - common	1,659,151	1,660,490	1,412,324	0%	17%
Tangible common equity (1)	977,185	976,002	771,329	0%	27%

	Year Ended:
(Dollars in thousands)	Dec 31, 2010	Dec 31, 2009	% Change

Temporary investments & interest bearing cash	$883,324	$193,486	357%
Investment securities, taxable	1,946,222	1,386,960	40%
Investment securities, tax-exempt	227,589	198,641	15%
Loans held for sale	45,185	42,261	7%
Non-covered loans and leases	5,783,452	6,103,666	(5)%
Covered loans and leases	681,569	--	nm
Total earning assets	9,567,341	7,925,014	21%
Goodwill & other intangible assets, net	674,597	698,223	(3)%
Total assets	10,830,486	8,975,178	21%

Non-interest bearing demand deposits	1,529,165	1,318,954	16%
Interest bearing deposits	7,078,815	5,691,785	24%
Total deposits	8,607,980	7,010,739	23%
Interest bearing liabilities	7,578,815	6,072,812	25%

Shareholders’ equity - common	1,589,393	1,315,953	21%
Tangible common equity (1)	914,796	617,730	48%

(1) Average tangible common equity is a non-GAAP financial measure.  Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Umpqua Holdings Corporation
Mortgage Banking Activity
(unaudited)
				Sequential	Year over
	Quarter Ended:			Quarter	Year
(Dollars in thousands)	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	% Change	% Change

Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$1,603,414	$1,471,759	$1,277,832	9%	25%
MSR Asset, at fair value	14,454	13,454	$12,625	7%	14%

MSR as % of serviced portfolio	0.90%	0.91%	0.99%

Mortgage Banking Revenue:
Origination and sale	$7,395	$7,188	$3,804	3%	94%
Servicing	1,016	1,007	805	1%	26%
Change in fair value of MSR asset	(1,022)	(1,057)	(538)	(3)%	90%
Total	$7,389	$7,138	$4,071	4%	82%

Closed loan volume	$281,086	$231,952	$172,303	21%	63%

	Year Ended:
(Dollars in thousands)	Dec 31, 2010	Dec 31, 2009	% Change

Mortgage Banking Revenue:
Origination and sale	$21,233	$18,844	13%
Servicing	3,860	2,993	29%
Change in fair value of MSR asset	(3,879)	(3,149)	23%
Total	$21,214	$18,688	14%

Closed loan volume	$785,437	$756,997	4%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results

January 27, 2011

Additional tables

The following tables present additional detail covering the following aspects of the Company's non-covered loan portfolio.

  Table 1 – Non-covered residential development loan trends by region
  Table 2 – Non-covered residential development loan stratification by size and by region
  Table 3 – Non-covered, non-performing asset detail by type and by region
  Table 4 – Non-covered loans past due 30-89 days by type and by region
  Table 5 – Non-covered loans past due 30-89 days trends
  Table 6 – Non-covered restructured loans on accrual status by type and by region
  Table 7 - Non-covered commercial real estate loan portfolio by type and by region
  Table 8 - Non-covered commercial real estate loan portfolio by type and by year of maturity
  Table 9 - Non-covered commercial real estate loan portfolio by type and by year of origination
  Table 10 - Non-covered commercial construction loan portfolio by type and by region
  Table 11 - Non-covered commercial loan portfolio by type and by region

The following is a geographic distribution of the non-covered residential development portfolio as of December 31, 2010, September 30, 2010 and December 31, 2009:

Table 1- Non-covered residential development loan trends by region
(Dollars in thousands)

				% change	Non-performing	Performing
	Balance	Balance	Balance	from	loans	Loans
	12/31/09	9/30/10	12/31/10	12/31/09	12/31/10	12/31/10
Northwest Oregon	$88,762	$69,129	$64,263	(28)%	$10,191	$54,072
Central Oregon	9,059	4,079	3,629	(60)%	110	3,519
Southern Oregon	19,006	8,774	6,256	(67)%	2,122	4,134
Washington	8,616	7,570	9,308	8%	3,033	6,275
Greater Sacramento	74,993	52,761	49,329	(34)%	10,761	38,568
Northern California	25,373	18,072	15,028	(41)%	8,369	6,659
Total	$225,809	$160,385	$147,813	(35)%	$34,586	$113,227
% of total non-covered
loan portfolio	4%	3%	3%			2%

Quarter change $	$(32,674)	$(15,621)	$(12,572)
Quarter change %	(13)%	(9)%	(8)%

The following is a stratification by size and region of the remaining non-covered performing residential development loans as of December 31, 2010:

Table 2 – Non-covered residential development loan stratification by size and by region

(Dollars in thousands)
		$250k	$1 million	$3 million	$5 million	$10 million
	$250k	to	to	to	to	and
	and less	$1 million	$3 million	$5 million	$10 million	Greater	Total
Northwest Oregon	$1,955	$5,646	$8,189	$10,277	$13,541	$14,464	$54,072
Central Oregon	384	718	2,417	--	--	--	3,519
Southern Oregon	1,174	1,860	1,100	--	--	--	4,134
Washington	601	344	5,330	--	--	--	6,275
Greater Sacramento	3,308	3,905	1,894	4,780	11,455	13,226	38,568
Northern California	1,489	1,026	4,144	--	--	--	6,659
Total	$8,911	$13,499	$23,074	$15,057	$24,996	$27,690	$113,227
% of Total	8%	12%	20%	13%	22%	25%	100%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

The following is a distribution of non-covered, non-performing assets by type and by region as of December 31, 2010:

Table 3 - Non-covered, non-performing asset detail by type and by region

(Dollars in thousands)

	Northwest		Central	Southern			Greater		Northern
	Oregon		Oregon	Oregon		Washington	Sacramento		California	Total
Non-accrual loans:
Residential development	$10,191		$110	$2,122		$3,033	$10,761		$8,369	$34,586
Commercial construction	12,726	-	-	472	-	-	6,817		109	20,124
Commercial real estate	24,180		4,816	537		1,898	9,010		8,721	49,162
Commercial	8,296		2,557	1,088		7,203	8,726		6,435	34,305
Other	--		--	--		--	--		--	--
Total	$55,393		$7,483	$4,219		$12,134	$35,314		$23,634	$138,177

Loans 90 days past due:
Residential development	$--		$--	$--		$--	$--		$--	$--
Commercial construction	--		--	--		--	--		--	--
Commercial real estate	79		--	--		176	2,753		--	3,008
Commercial	--		--	--		--	--		--	--
Other	3,878		--	--		--	185		--	4,063
Total	$3,957		$--	$--		$176	$2,938		$--	$7,071

Total non-performing loans	$59,350		$7,483	$4,219		$12,310	$38,252		$23,634	$145,248

Other real estate owned:
Residential development	$674		$1,844	$1,368		$112	$--		$1,118	$5,116
Commercial construction	3,443		539	--		313	4,392		--	8,687
Commercial real estate	5,396		--	1,656		--	3,091		5,686	15,829
Commercial	--		--	--		--	--	-	--	--
Other	954		--	--		--	481		1,724	3,159
Total	$10,467		$2,383	$3,024		$425	$7,964		$8,528	$32,791

Total non-performing assets	$69,817		$9,866	$7,243		$12,735	$46,216		$32,162	$178,039
% of total	39%		6%	4%		7%	26%		18%	100%

The Company has aggressively charged-down impaired assets to their disposition values. As of December 31, 2010, the non-performing assets of $178.0 million have been written down by 39%, or $111.8 million, from their original balance of $289.8 million.

The following is a distribution of non-covered loans past due 30 to 89 days by loan type by region as of December 31, 2010:

Table 4 – Non-covered loans past due 30-89 days by type and by region

(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Loans 30-89 days past due:
Residential development	$--	$--	$--	$--	$480	$160	$640
Commercial construction	373	--	--	--	8,525	--	8,898
Commercial real estate	6,636	1,719	--	--	5,524	9,045	22,924
Commercial	1,896	-	17	1,734	2,159	3,616	9,422
Other	4,222	--	--	300	1,810	1	6,333
Total	$13,127	$1,719	$17	$2,034	$18,498	$12,822	$48,217

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

Table 5 –Non-covered loans past due 30-89 days trends

(Dollars in thousands)
				Sequential	Year
				Quarter	Over Year
	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	% Change	% Change
Loans 30-89 days past due:
Residential development	$640	$13,494	$8,950	(95)%	(93)%
Commercial construction	8,898	5,491	1,235	62%	620%
Commercial real estate	22,924	38,748	18,645	(41)%	23%
Commercial	9,422	16,465	8,385	(43)%	12%
Other	6,333	5,988	4,243	6%	49%
Total	$48,217	$80,186	$41,458	(40)%	16%

The following is a distribution of non-covered restructured loans by loan type by region as of December 31, 2010:

Table 6 – Non-covered restructured loans on accrual status by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Restructured loans, accrual basis:
Residential development	$22,277	$--	$--	$5,330	$21,322	$--	$48,930
Commercial construction	--	--	--	--	5,434	--	5,434
Commercial real estate	9,446	--	3,888	--	11,820	3,543	28,697
Commercial	--	--	--	--	--	1,202	1,202
Other	179	--	--	--	--	--	179
Total	$31,902	$--	$3,888	$5,330	$38,576	$4,745	$84,442

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

The following is a distribution of the non-covered term commercial real estate portfolio by type and by region as of December 31, 2010:

Table 7 – Non-covered commercial real estate loan portfolio by type and by region
(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Non-owner occupied:
Commercial building	$134,268	$3,660	$34,948	$37,863	$77,562	$102,485	$390,786
Medical office	66,564	1,081	15,087	4,172	13,681	12,272	112,857
Professional office	152,400	7,497	50,722	29,378	119,363	58,609	417,969
Storage	28,290	789	17,460	-	17,105	34,113	97,757
Multifamily 5+	67,899	742	10,855	5,550	8,079	23,466	116,591
Resort	5,432	--	679	--	--	--	6,111
Retail	204,502	4,787	30,573	12,334	158,695	57,591	468,482
Residential	35,278	97	8,769	5,032	8,796	16,428	74,400
Farmland & agriculture	4,993	188	517	--	197	18,071	23,966
Apartments	69,500	--	9,963	458	17,269	17,607	114,797
Assisted living	59,774	--	67,529	1,743	4,309	7,880	141,235
Hotel/motel	45,747	--	823	11,355	17,724	5,757	81,406
Industrial	28,066	2,554	6,343	--	33,192	22,081	92,236
RV park	31,559	655	18,307	--	780	5,353	56,654
Warehouse	10,125	--	230	--	1,148	1,612	13,115
Other	27,481	491	3,409	1,858	3,515	6,880	43,634
Total	$971,878	$22,541	$276,214	$109,743	$481,415	$390,205	$2,251,996

Owner occupied:
Commercial building	$160,780	$2,737	$28,600	$17,367	$73,444	$106,884	$389,812
Medical office	93,370	3,814	18,410	531	6,318	26,707	149,150
Professional office	59,839	2,242	12,044	1,381	22,028	18,139	115,673
Storage	14,681	146	--	--	1,837	12,863	29,527
Multifamily 5+	801	--	51	3,145	146	--	4,143
Resort	5,596	--	4,247	--	3,050	1,038	13,931
Retail	47,212	2,428	10,833	2,302	46,013	51,152	159,940
Residential	5,980	--	2,599	--	1,698	2,204	12,481
Farmland & agriculture	9,869	--	802	2,000	--	45,676	58,347
Apartments	1,042	--	721	--	642	--	2,405
Assisted living	47,558	--	115	--	6,799	15,483	69,955
Hotel/motel	13,139	--	184	708	--	34,156	48,187
Industrial	54,014	1,378	15,104	6,725	8,171	37,193	122,585
RV park	824	--	2,489	--	153	1,139	4,605
Warehouse	10,774	--	398	--	--	6,783	17,955
Other	27,653	517	--	--	231	4,382	32,783
Total	$553,132	$13,262	$96,597	$34,159	$170,530	$363,799	$1,231,479

Total	$1,525,010	$35,803	$372,811	$143,902	$651,945	$754,004	$3,483,475
% of total	44%	1%	11%	4%	19%	21%	100%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

The following is a distribution of the non-covered term commercial real estate portfolio by type and by year of maturity as of December 31, 2010:

Table 8 – Non-covered commercial real estate loan portfolio by type and by year of maturity

(Dollars in thousands)
			2013-	2015-	2017-	2022	&
	2011	2012	2014	2016	2021	Later		Total
Non-owner occupied:
Commercial building	$22,853	$22,682	$79,639	$82,637	$169,425	$13,550		$390,786
Medical office	305	549	33,974	14,969	54,618	8,442		112,857
Professional office	25,820	11,306	94,325	125,222	147,667	13,629		417,969
Storage	8,371	13	23,901	27,156	37,205	1,111		97,757
Multifamily 5+	4,079	2,790	16,877	20,795	65,595	6,455		116,591
Resort	--	--	809	4,140	1,162	--		6,111
Retail	37,900	20,968	98,145	152,987	153,632	4,850		468,482
Residential	15,877	8,826	13,933	9,513	19,089	7,162		74,400
Farmland & agriculture	1,237	--	3,095	6,275	10,583	2,776		23,966
Apartments	4,981	2,287	7,044	14,689	84,074	1,722		114,797
Assisted living	6,640	13,674	3,720	66,246	48,771	2,184		141,235
Hotel/motel	7,635	2,103	18,251	19,847	29,639	3,931		81,406
Industrial	5,168	7,365	15,734	28,918	29,563	5,488		92,236
RV park	1,412	2,056	11,260	10,343	29,286	2,297		56,654
Warehouse	462	635	7,561	1,452	1,930	1,075		13,115
Other	14,050	3,249	13,487	3,982	5,394	3,472		43,634
Total	$156,790	$98,503	$441,755	$589,171	$887,633	$78,144		$2,251,996

Owner occupied:
Commercial building	$5,374	$16,186	$47,261	$69,550	$197,367	$54,074		$389,812
Medical office	533	1,841	9,415	7,043	106,839	23,479		149,150
Professional office	2,105	3,535	20,717	24,965	58,841	5,510		115,673
Storage	1,456	--	2,630	7,019	17,412	1,010		29,527
Multifamily 5+	--	--	830	51	3,262	--		4,143
Resort	--	--	3,954	134	5,596	4,247		13,931
Retail	7,968	2,829	31,698	36,630	72,216	8,599		159,940
Residential	1,547	1,507	2,350	1,708	3,826	1,543		12,481
Farmland & agriculture	3,950	349	12,110	12,505	26,726	2,707		58,347
Apartments	--	--	40	--	2,365	--		2,405
Assisted living	11,917	--	12,277	28,411	14,934	2,416		69,955
Hotel/motel	--	4,089	12,516	15,298	6,434	9,850		48,187
Industrial	5,011	8,405	14,443	29,394	53,784	11,548		122,585
RV park	79	40	1,731	384	2,218	153		4,605
Warehouse	320	1,189	5,192	4,588	6,580	86		17,955
Other	2,521	60	964	1,524	27,631	83		32,783
Total	$42,781	$40,030	$178,128	$239,204	$606,031	$125,305		$1,231,479

Total	$199,571	$138,533	$619,883	$828,375	$1,493,664	$203,449		$3,483,475
% of total	5%	4%	18%	24%	43%	6%		100%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

The following is a distribution of the non-covered term commercial real estate portfolio by type and by year of origination as of December 31, 2010:

Table 9 – Non-covered commercial real estate loan portfolio by type and by year of origination

(Dollars in thousands)
	Prior to	2000-	2005-	2007-	2009-
	2000	2004	2006	2008	2010	Total
Non-owner occupied:
Commercial building	$7,460	$82,050	$59,593	$146,719	$94,964	$390,786
Medical office	386	44,662	16,740	29,894	21,175	112,857
Professional office	7,370	148,548	114,326	81,507	66,218	417,969
Storage	1,526	45,550	20,381	25,340	4,960	97,757
Multifamily 5+	3,065	25,153	18,182	44,174	26,017	116,591
Resort	714	1,292	--	679	3,426	6,111
Retail	9,441	154,190	140,338	132,675	31,838	468,482
Residential	1,256	7,493	26,135	21,287	18,229	74,400
Farmland & agriculture	829	1,114	6,105	5,148	10,770	23,966
Apartments	800	20,208	21,075	19,140	53,574	114,797
Assisted living	5,888	52,101	46,712	15,553	20,981	141,235
Hotel/motel	9,615	26,254	19,546	22,585	3,406	81,406
Industrial	3,806	40,577	33,768	10,107	3,978	92,236
RV park	2,834	16,820	13,589	10,063	13,348	56,654
Warehouse	1,056	8,567	2,996	496	--	13,115
Other	636	11,872	10,488	19,636	1,002	43,634
Total	$56,682	$686,451	$549,974	$585,003	$373,886	$2,251,996

Owner occupied:
Commercial building	$9,349	$70,494	$77,524	$127,557	$104,888	$389,812
Medical office	2,190	22,424	9,807	41,323	73,406	149,150
Professional office	2,857	32,148	35,510	34,148	11,010	115,673
Storage	525	7,783	9,879	10,686	654	29,527
Multifamily 5+	168	830	--	--	3,145	4,143
Resort	405	10,494	134	--	2,898	13,931
Retail	5,393	36,691	59,884	51,309	6,663	159,940
Residential	101	5,041	4,941	1,307	1,091	12,481
Farmland & agriculture	798	14,180	12,605	14,734	16,030	58,347
Apartments	40	--	602	914	849	2,405
Assisted living	4,930	7,505	41,448	13,636	2,436	69,955
Hotel/motel	5,688	25,515	5,624	1,541	9,819	48,187
Industrial	2,422	42,161	30,793	15,785	31,424	122,585
RV park	835	1,557	130	1,949	134	4,605
Warehouse	108	7,823	2,600	2,776	4,648	17,955
Other	--	2,999	21,586	7,348	850	32,783
Total	$35,809	$287,645	$313,067	$325,013	$269,945	$1,231,479

Total	$92,491	$974,096	$863,041	$910,016	$643,831	$3,483,475
% of total	3%	28%	25%	26%	18%	100%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

The following is a distribution of the non-covered commercial construction portfolio by type and by region as of December 31, 2010:

Table 10 – Non-covered commercial construction loan portfolio by type and by region

(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total
Non-owner occupied:
Commercial building	$897	$--	$2,297	$300	$16,236	$6,147	$25,877
Medical office	12,458	--	--	--	--	1,430	13,888
Professional office	9,294	--	2,238	--	8,525	3,020	23,077
Storage	8,447	--	--	--	--	--	8,447
Multifamily 5+	--	--	--	2,837	7,868	--	10,705
Retail	10,968	--	--	--	2,530	--	13,498
Residential	27,156	310	3,822	1,784	22,990	5,996	62,058
Apartments	13,324	--	--	--	--	--	13,324
Assisted living	9,300	--	--	--	3,747	--	13,047
Hotel/motel	--	--	--	--	--	--	--
Industrial	--	--	--	--	--	--	--
Other	124	--	--	--	--	2,980	3,104
Total	$91,968	$310	$8,357	$4,921	$61,896	$19,573	$187,025

Owner occupied:
Commercial building	$12,646	$--	$166	$--	$584	$11,983	$25,379
Medical office	14,479	--	--	--	--	--	14,479
Professional office	--	--	--	--	--	--	--
Storage	--	--	--	--	--	--	--
Multifamily 5+	--	--	--	--	--	--	--
Retail	--	--	--	--	--	--	--
Residential	5,346	--	--	--	--	598	5,944
Apartments	--	--	--	--	--	--	--
Assisted living	7,342	--	--	--	--	--	7,342
Hotel/motel	--	--	--	--	--	5,447	5,447
Industrial	2,121	--	77	--	--	--	2,198
Other	--	--	--	--	--	--	--
Total	$41,934	$--	$243	$--	$584	$18,028	$60,789

Total	$133,902	$310	$8,600	$4,921	$62,480	$37,601	$247,814
% of total	54%	0%	4%	2%	25%	15%	100%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2010 Results
January 27, 2011

The following is a distribution of the non-covered commercial loan portfolio by type and by region as of December 31, 2010:

Table 11 – Non-covered commercial loan portfolio by type and by region

(Dollars in thousands)
	Northwest	Central	Southern		Greater	Northern
	Oregon	Oregon	Oregon	Washington	Sacramento	California	Total

Commercial line of credit	$101,125	$1,453	$22,531	$22,826	$154,244	$70,140	$372,319
Asset based line of credit	111,948	118	8,831	13,021	11,245	61,022	206,185
Term loan	155,608	3,433	27,037	9,753	48,209	99,927	343,967
Agriculture	25,050	--	459	--	332	57,491	83,332
Municipal	11,858	--	18,485	--	37,587	4,064	71,994
Government guaranteed	--	--	--	--	--	57,529	57,529
Small business	42,569	--	--	4,769	41,752	--	89,090
Total	$448,158	$5,004	$77,343	$50,369	$293,369	$350,173	$1,224,416
% of total	36%	1%	6%	4%	24%	29%	100%

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